Exhibit 99.2

Performance Designed Products LLC

Condensed Consolidated Financial Report

As of and for the nine months ended December 31, 2023

Performance Designed Products LLC

Contents
Condensed Consolidated Financial Statements

Balance Sheet as of December 31, 2023 and March 31, 2023	1

Statement of Operations for nine months ended December 31, 2023 and December 31, 2022	2

Statement of Member’s Equity for the nine and twelve months ended December 31, 2023 and March 31, 2023	3

Statement of Cash Flows for the nine months ended December 31, 2023 and December 31, 2022	4

Notes to Condensed Consolidated Financial Statements	5-9

Performance Designed Products LLC

Condensed Consolidated Balance Sheet

(Unaudited) (In dollars)	As at December 31, 2023	As at March 31, 2023
Assets
Current Assets
Cash and restricted cash	$5,456,956	$3,705,050
Accounts receivable – Net	37,088,446	11,635,962
Inventory – Net	25,902,087	20,734,428
Prepaid expenses and other current assets:
Prepaid expenses	1,223,583	1,907,216
Vendor advances	290,690	684,154

Total current assets	69,961,762	38,666,810
Property and Equipment - Net	1,167,756	1,156,491
Right-of-use Operating Lease Assets (Note 5)	3,979,445	4,469,573
Intangible Assets - Net	51,850	52,108
Other Assets	179,000	295,897

Total assets	$75,339,813	$44,640,879

Liabilities and Member’s Equity
Current Liabilities
Accounts payable	$12,095,450	$4,571,399
Revolving loan (Note 4)	36,995,931	23,541,806
Current portion of long-term debt (Note 4)	5,112,745	6,169,260
Current portion of lease liabilities—Operating (Note 5)	842,091	894,908
Accrued and other current liabilities:
Taxes payable	547,775	345,414
Accrued compensation	2,050,593	1,336,859
Accrued interest	700,583	195,317
Accrued royalties	5,771,156	2,325,095
Other accrued liabilities	1,260,323	325,430

Total current liabilities	65,376,647	39,705,488
Lease Liabilities—Operating - Net of current portion (Note 5)	3,285,021	3,689,591
Total liabilities	68,661,668	43,395,079
Member’s Equity	6,678,146	1,245,800

Total liabilities and member’s equity	$75,339,813	$44,640,879

See notes to condensed consolidated financial statements

Performance Designed Products LLC

Condensed Consolidated Statement of Operations

(Unaudited) (In dollars)	For nine months ended December 31, 2023	For nine months ended December 31, 2022
Net Sales	$87,655,917	$72,658,758
Cost of Sales	60,770,997	57,951,410

Gross Profit	26,884,920	14,707,348
Operating Expenses
Selling, general, and administrative	17,402,017	15,225,604
Other operating expenses	1,638,577	4,733,455

Total operating expenses	19,040,594	19,959,059

Operating (Loss) Income	7,844,326	(5,251,711)
Nonoperating (Expense) Income
(Gain) loss on foreign currency translation	(115,208)	209,713
Other expense (income)	18,830	(318,762)
Interest expense	2,395,054	1,602,487

Total nonoperating expense	2,298,676	1,493,438

Income (Loss) – Before income taxes	5,545,650	(6,745,149)
Income Tax Expense	113,304	56,679

Consolidated Net Income (Loss)	$5,432,346	$(6,801,828)

See notes to condensed consolidated financial statements

Performance Designed Products LLC

Condensed Consolidated Statement of Member’s Equity

(Unaudited) (In dollars)	As of December 31, 2023 and March 31, 2023
Balance – April 1, 2022	$8,257,389
Consolidated net income (loss)	(7,011,589)
Balance – March 31, 2023	1,245,800

Consolidated net income (loss)	5,432,346

Balance – December 31, 2023	$6,678,146

See notes to condensed consolidated financial statements

Performance Designed Products LLC

Condensed Consolidated Statement of Cash Flows

(Unaudited) (In dollars)	For the nine months ended December 31, 2023	For the nine months ended December 31, 2022
Cash Flows from Operating Activities
Consolidated net income (loss)	$5,432,346	$(6,801,828)
Adjustments to reconcile consolidated net loss to net cash and restricted cash from operating activities:
Depreciation and amortization	714,996	640,722
Amortization of debt issuance costs	104,285	106,714
Bad debt (recovery) expense	4,000	70,228
Gain on disposal of property and equipment	(1,500)	—
Amortization of right-of-use asset	736,890	180,195
Changes in operating assets and liabilities that provided (used) cash and restricted cash:
Accounts receivable	(25,456,484)	(10,763,750)
Inventory	(5,167,659)	376,107
Prepaid expenses and other assets	1,193,994	(1,175,157)
Accounts payable	7,524,051	7,932,319
Accrued and other liabilities	5,802,303	2,526,177
Operating lease liability	(704,137)	(161,002)

Net cash and restricted cash used in operating activities	(9,816,915)	(7,069,275)
Cash Flows from Investing Activities
Purchase of property and equipment	(724,504)	(892,857)

Net cash and restricted cash used in investing activities	(724,504)	(892,857)
Cash Flows from Financing Activities
Payments on long-term debt	(1,160,800)	(1,636,853)
Net proceeds from the revolving loan	13,454,125	13,411,734

Net cash and restricted cash provided by financing activities	12,293,325	11,774,881

Net Increase in Cash and Restricted Cash	1,751,906	3,812,749
Cash and Restricted Cash - Beginning of period	3,705,050	1,306,376

Cash and Restricted Cash - End of period	$5,456,956	$5,119,125

Supplemental Cash Flow Information
Interest paid	$1,889,788	$1,204,095
Significant Noncash Transactions - Right-of-use asset capitalized under operating leases	$246,750	$420,979

See notes to condensed consolidated financial statements

Performance Designed Products LLC

Notes to Condensed Consolidated Financial Statements

December 31, 2023 and 2022

Note 1—Nature of business

Performance Designed Products LLC (the “Company”) is engaged in the sale and distribution of video game accessories in various geographic locations. The Company is a wholly owned subsidiary of FSAR Holdings, Inc. (the “Parent Company”).

On April 21, 2021, the Parent Company was acquired by a new entity, resulting in a change in control. As a result of the acquisition, the Company’s debt was amended and restated, and the Parent Company elected not to apply pushdown accounting to Performance Designed Products LLC. Therefore, the Company’s unaudited condensed consolidated financial statements are reported at historical cost.

Note 2 – Significant Accounting Policies

Basis of Presentation and Use of Estimates

The unaudited condensed consolidated financial statements of the Company have been prepared on the basis of generally accepted accounting principles (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect amounts reported in the financial statements. Actual results could differ from those estimates.

The results of operations for the nine months ended December 31, 2023 are not necessarily indicative of results to be expected for the full year ending March 31, 2024, nor were those of the comparable 2022 period representative of those actually experienced for the full year ending March 31, 2023.

This Financial Statement should be read in conjunction with the Company’s audited financial statements for the year ended March 31, 2023. There have been no material changes in the Company’s critical accounting policies and estimates from those disclosed in its audited financial statements.

To the extent that an asset, liability, revenue, or expense is directly associated with the Company, it is reflected in the accompanying Financial Statements.

Principles of Consolidation

The unaudited condensed consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries. The subsidiaries consist of Performance Designed Products Limited (PDP UK); PDP France SARL (PDP France); Performance Designed Products B.V. (PDP Netherlands); Performance Designed Products Australia Pty Ltd (PDP Australia); and Performance Designed Products Co., Ltd (PDP Japan). PDP UK, PDP France, PDP Netherlands, PDP Australia, and PDP Japan are incorporated in the United Kingdom, France, the Netherlands, Australia, and Japan, respectively. All material intercompany accounts and transactions have been eliminated in consolidation.

Trade Accounts Receivable

Accounts receivable are stated at net invoice amounts. The Company estimates credit losses based on relevant qualitative and quantitative information about historical events, current conditions, and reasonable and supportable forecasts that affect the collectability of its reported accounts receivable. The Company records the estimated credit losses as an allowance against its accounts receivable. All amounts deemed to be uncollectible are charged against the allowance for credit losses in the period that determination is made. The allowance for credit losses on accounts receivable balances was $50,115 and $54,084 as of December 31, 2023 and March 31, 2023, respectively.

Performance Designed Products LLC

Notes to Condensed Consolidated Financial Statements

December 31, 2023 and 2022

Note 2—Significant Accounting Policies (Continued)

Inventory

Inventory primarily consists of finished goods purchased for distribution and components utilized in the production of the finished goods at third party manufacturing facilities. Inventory is stated at the lower of cost or net realizable value, with cost determined on the weighted average method. As of December 31, 2023 and March 31, 2023, the reserve for excess and slow moving inventory is $3,173,642 and $3,395,689, respectively.

Included in the reserve as of December 31, 2023 is $2,158,125 of reserves for component inventory that management deemed to be obsolete during the period ended December 31, 2023.

The Company has approximately $930,000, $2,210,000, $6,822,000, and $164,000 of inventory in Australia, Europe, China, and Japan, respectively, as of December 31, 2023. The Company has approximately $1,250,000, $3,249,000, $5,487,000, and $412,000 of inventory in Australia, Europe, China, and Japan, respectively, as of March 31, 2023.

Revenue Recognition

The Company primarily distributes video game accessories directly to customers.

The Company recognized revenue from the sale of goods totaling $87,665,917 and $72,658,758, net of returns, discounts, and other allowances of $14,566,155 and $12,093,943, for the nine months ended December 31, 2023 and 2022, respectively. The Company’s sales by geographic region for the nine months ended December 31, 2023 are as follows: $67,845,954 in North America, $3,019,349 in Australia, $21,921,803 in Europe, and $1,878,811 in Africa and Asia. The Company’s sales by geographic region for the nine months ended December 31, 2022 are as follows: $49,600,839 in North America, $4,194,228 in Australia, $18,156,156 in Europe, and $707,535 in Africa and Asia.

Major Customers and Suppliers

The Company has three customers that accounted for 63 percent of accounts receivable and 58 percent of sales as of and for the nine months ended December 31, 2023. The Company has three customers that accounted for 64 percent of accounts receivable and 57 percent of sales as of and for the year ended March 31, 2023.

The Company has one vendor that accounted for 19 percent of accounts payable and 18 percent of purchases as of and for the nine months ended December 31, 2023. The Company has one vendor that accounted for 19 percent of accounts payable and 18 percent of purchases as of and for the year ended March 31, 2023.

Subsequent Events

Management has performed an analysis of the activities and transactions subsequent to December 31, 2023, to determine the need for any adjustments to and/or disclosures within the financial statements for the period ended December 31, 2023.

On March 13, 2024, the Company was acquired by Turtle Beach for a consideration of $116.90 million (Cash + equity) via a merger agreement between Turtle Beach and Parent Company.

Performance Designed Products LLC

Notes to Condensed Consolidated Financial Statements

December 31, 2023 and 2022

Note 2—Significant Accounting Policies (Continued)

The consideration includes customary working capital adjustments among other adjustments. As part of the merger consideration, Turtle Beach settled the Company’s debt and paid for Company transaction expenses as of closing date. Debt includes: (1) Zohar Seller Note with initial principal balance of $5,000,000 and related applicable accrued interest and fees in total of $5,440,972, (2) Fifth Third Bank indebtedness (ABL) and related applicable accrued interest and fees in total of $19,922,068.

Management has performed their analysis through May 22, 2024, which is the date the consolidated financial statements were available to be issued.

Note 3—Adoption of New Accounting Pronouncement

As of April 1, 2022, the Company adopted Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases. The ASU requires lessees to recognize a right-of-use asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. The Company elected to adopt the ASU using the modified retrospective method as of April 1, 2022 and applied the following practical expedients:

•	The Company did not reassess if expired or existing contracts are or contain a lease.

•	The Company did not reassess the lease classification for expired or existing leases.

•	The Company did not reassess initial direct costs for any existing leases.

As a result of the adoption of the ASU, the Company recorded a right-of-use asset and lease liability of $352,435 as of April 1, 2022 for existing operating leases. There was no impact on retained earnings as a result of adopting the new ASU.

In June 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2016 13, Financial Instruments Credit Losses: Measurement of Credit Losses on Financial Instruments. The ASU includes changes to the accounting and measurement of financial assets, including the Company’s accounts receivable, by requiring the Company to recognize an allowance for all expected losses over the life of the financial asset at origination. This is different from the current practice where an allowance is not recognized until the losses are considered probable. We adopted this guidance as of April 1, 2023. The adoption of this guidance did not have a material impact on our financial condition and results of operations.

Note 4—Revolving Loan and Long-term Debt

The revolving loan under the amended and restated credit agreement allows for borrowings up to $40,000,000, subject to borrowing base restrictions. The revolving loan incurs interest at the bank’s prime rate plus 75 basis points (an effective rate of 8.50 percent as of March 31, 2023, and 9.25 percent as of December 31, 2023) and requires monthly interest-only payments, with the principal due upon maturity. The credit agreement matures on February 29, 2024, and is collateralized by all assets of the Company.

The term loan under the amended and restated credit agreement had an initial balance of $5,000,000. The term loan incurs interest at the bank’s prime rate plus 200 basis points (an effective rate of 9.75 percent as of March 31, 2023, and 10.5 percent as of December 31, 2023), with monthly principal payments of $138,889 plus accrued interest with any final principal due upon maturity.

Performance Designed Products LLC

Notes to Condensed Consolidated Financial Statements

December 31, 2023 and 2022

Note 4—Revolving Loan and Long-term Debt (Continued)

The related party note payable had an initial principal balance of $5,000,000. The related party note payable is non-interest bearing (except as disclosed further below) and is not collateralized. The payment terms require two installments of $2,500,000 on October 22, 2022 and April 22, 2023. The note is subordinate to the credit agreement noted above, and payment of the related party note is blocked if the Company does not meet certain liquidity levels. The Company did not meet the liquidity levels at the first payment date through December 31, 2023. As a result, the related party note payable remains unpaid as of December 31, 2023 There is an acceleration clause that would make the note due upon demand if there was a change in control and a clause that requires interest to be charged in the event the Company did not meet certain liquidity levels defined in the credit agreement. During the period ended December 31, 2023, the Company did not meet the liquidity level. Therefore, the note accrued interest at the prime rate (an effective interest rate of 6.25 percent as of March 31, 2023, and 8.50 percent as of December 31, 2023) for the period from the first payment installment date through December 31, 2023.

The following summarizes revolving loan and long-term debt balances as of December 31, 2023 and March 31, 2023:

	December 31, 2023	March 31, 2023
Revolving loan	$36,995,931	$23,541,806
Term loan	138,889	1,299,689
Related party note payable	5,000,000	5,000,000
Unamortized debt issuance costs	(26,144)	(130,429)

Total debt less debt issuance costs	42,108,676	29,711,066
Less current portion	(42,108,676)	(29,711,086)

Total long-term debt	$—	$—

Total interest expense incurred on the debt above was $2,395,054 and $1,602,487 for the nine months ended December 31, 2023 and 2022, respectively, which includes amortization on the debt issuance costs.

As described above, the Company’s revolving and term loan with its lender matures in February 2024. On February 27, 2024, management entered into the fourth amendment to the revolving and term loan agreement with its lender. The amendment extended the maturity date of the revolving and term loan to May 29, 2024.

Under the credit agreement with the bank, the Company is subject to various financial covenants, including a leverage ratio and a fixed charge coverage ratio. As of March 31, 2023, the Company was in violation of the leverage ratio and fixed charge coverage ratio. Additionally, the credit agreement requires delivery of audited financial statements to the bank within 120 days after year end, which the Company violated for the year ended March 31, 2023. Subsequent to year end, the bank waived the covenant violations and amended the credit agreement to amend the financial covenants.

As part of the terms of the acquisition by Turtle Beach, the amounts outstanding on the revolving loan, term loan and related party note were repaid in full. Refer Subsequent Events note included in Note – 2 above.

Performance Designed Products LLC

Notes to Condensed Consolidated Financial Statements

December 31, 2023 and 2022

Note 5—Leases

The Company is obligated under operating leases primarily for warehouses, expiring at various dates through January 31, 2028. The right-of-use asset and related lease liability have been calculated using discount rates ranging from 4.5 percent to 9.3 percent. The leases require the Company to pay taxes, insurance, utilities, and maintenance costs.

Future minimum annual commitments under these operating leases are as follows:

Periods ending December 31	Amount
2024	$1,156,666
2025	1,200,596
2026	1,241,724
2027	1,196,977
2028	98,571

Total	4,894,534
Less amount representing interest	(767,422)

Present value of net minimum lease payments	4,127,112
Less current obligations	(842,091)

Long-term obligations under leases	$3,285,021

Expenses recognized under these leases for the nine months ended December 31, 2023 consist of the following:

Finance lease cost	$—
Operating lease cost	1,004,618
Variable lease cost	133,105

Total lease cost	$1,137,723

Other information:

Cash paid for amounts included in the measurement of lease liabilities -operating cash flows from operating leases	$971,864
Right-of-use assets obtained in exchange for new operating lease liabilities	246,750
Weighted-average remaining lease term (in years) – Operating leases	4.0
Weighted-average discount rate—Operating leases	8.3%

Total rent expense under these leases during the nine months ended December 31, 2022 was $858,564.